EX-99.B(h)cmssacom

                                    EXHIBIT B
                                  COMPENSATION

Class A Shares

An amount payable on the first day of each month of $1.75 for each account of the Company which was in existence during any portion of the immediately preceding month and, in addition, the Company also pays the Agent a monthly fee of $.75 for each shareholder check it processes.


Class B Shares

An amount payable on the first day of each month of $1.75 for each account of the Company which was in existence during any portion of the immediately preceding month.


Class C Shares

An amount payable on the first day of each month of $1.75 for each account of the Company which was in existence during any portion of the immediately preceding month.


Waddell & Reed Money Market B Shares

An amount payable on the first day of each month of $1.75 for each account of the Company which was in existence during any portion of the immediately preceding month.


Waddell & Reed Money Market C Shares

An amount payable on the first day of each month of $1.75 for each account of the Company which was in existence during any portion of the immediately preceding month.